EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2018, relating to the consolidated financial statements of Identiv, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

April 20, 2018